UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2012 (November 1, 2012)

Intellicheck Mobilisa, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15465	11-3234779
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Otto Street, Port Townsend, WA 98368

(Address of principal executive offices)  (Zip code)

(360) 344-3233

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 1, 2012, Intellicheck Mobilisa, Inc. (the “Company”) held its 2010 Annual Shareholders Meeting (the “Annual Meeting”) the Company’s offices at 1800 Diagonal Road, Suite 440, Alexandria, VA 22314.

At the Annual Meeting, the Company’s shareholders elected Michael D. Malone, Bonnie Ludlow, Woody M. McGee, Lieutenant General Emil R. Bedard, Nelson Ludlow and Guy L. Smith to serve as directors for one-year terms or until their respective successors have been duly elected and qualified. In addition, the Company’s stockholders ratified the appointment of EisnerAmper, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012.

The following tables show the voting results of the Annual Meeting:

1.       Election of directors

Director	For	Withheld	Broker Non-Votes
Michael D. Malone	14,625,598	571,771	10,086,664
Bonnie Ludlow	14,696,876	500,493	10,086,664
Woody M. McGee	14,584,298	613,071	10,086,664
Lieutenant General Emil R. Bedard	14,717,111	480,258	10,086,664
Nelson Ludlow	14,695,711	501,658	10,086,664
Guy L. Smith	14,698,426	498,943	10,086,664

2.      Ratify the appointment of EisnerAmper, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012.

For	Against	Abstain
24,933,435	101,912	248,686

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 5, 2012	INTELLICHECK MOBILISA, INC.

	By:	/s/ Bill White
Bill White
Chief Financial Officer

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